Exhibit 3(ii)

                                                  Amended and Restated
                                                  as of January 24, 2000


                                     BYLAWS
                                       of
                                 HSB GROUP, INC.

                                    ARTICLE I
                             SHAREHOLDERS' MEETINGS

         All meetings of the Shareholders shall be held in the City of Hartford or such other place within Connecticut as the Board of Directors may appoint. The Annual Meeting shall be held on the 3rd Tuesday of April in each year or on some other day within two (2) months thereafter as fixed by the Board of Directors. Special meetings of the Shareholders may be held at such time as fixed by the Board of Directors. Notice of every meeting of the Shareholders and of the time and place thereof shall be given as required by law. At each meeting of the Shareholders the President or Chairman of the Board shall preside and act as Chairman. The Chairman may appoint a Committee on Proxies to receive, count and report the votes cast in person at such meeting and the votes represented by proxies. The holders of a majority of the shares of the issued and outstanding stock entitled to vote at a meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business at such meeting of the Shareholders. If a quorum is not present at such meeting, the Shareholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be given to Shareholders not present or represented at the meeting.

         Regulations for the conduct of a meeting of Shareholders may be prescribed by the Chairman or at the Chairman's option be adopted by the Shareholders present by voice vote or by ballot.

         At any meeting of the Shareholders, only such business may be conducted as shall have been properly brought before the meeting and as shall have been determined to be lawful and appropriate for consideration by Shareholders at the meeting. To be properly brought before a meeting business must be (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chairman of the meeting, or
(c) otherwise properly brought before the meeting by a Shareholder. For business to be properly brought before a meeting by a Shareholder pursuant to clause (c) above, the Shareholder must have given timely notice thereof in proper written form to the Corporate Secretary. To be timely, a Shareholder's notice to the Corporate Secretary must be delivered to or mailed and received by the Corporate Secretary of the Company not less than sixty nor more than ninety days prior to the anniversary of the date on which the immediately preceding Annual Meeting of the Shareholders was convened; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the Shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Such Shareholder's notice shall set forth as to each matter the Shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of such Shareholder, (c) the class and number of shares of capital stock of the Company which are beneficially held by such Shareholder and (d) any material interest of such Shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures set forth herein, or that business was not lawful or appropriate for consideration by Shareholders at the meeting, and if the Chairman of the meeting should so determine, the Chairman of the meeting shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted at that meeting.

         Nominations of persons for election to the Board of Directors of the Company may be made by the Board of Directors or by any Shareholder entitled to vote for the election of Directors in compliance with the notice procedures set forth herein. Any Shareholder entitled to vote for the election of Directors at a meeting may nominate persons for the election of Directors only if timely written notice of such Shareholder's intent is given to the Corporate Secretary. To be timely, a Shareholder's notice to the Corporate Secretary must be delivered to or mailed and received by the Corporate Secretary of the Company not less than sixty days nor more than ninety days prior to the anniversary of the date on which the immediately preceding Annual Meeting of the Shareholders was convened; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the Shareholder in order to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Such Shareholder's notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (b) as to the Shareholder giving the notice, (i) the name and address, as they appear on the Company's books, of such Shareholder and, (ii) the class and number of shares of capital stock of the Company which are beneficially owned by such Shareholder. If the Chairman of the meeting determines that a nomination was not in accordance with the foregoing procedures, such nomination shall be void.

                                   ARTICLE II
                                    DIRECTORS

         The Board of Directors shall consist of the number of directors fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. No person shall serve as Director beyond the date of the first Annual Meeting of Shareholders held subsequent to the Director's seventieth birthday, unless such Director's service is extended by a resolution adopted by a majority of the Board of Directors. Such resolution shall specify the date to which service is extended which in no event may be later than the last day of the Director's then current term.

         Regular and special meetings of the Board of Directors shall be held as determined by the Directors.

         At any meetings of the Board of Directors, a majority of the Directors then in office, but not less than one-third of the directorships fixed in accordance with this Article, shall constitute a quorum for the transaction of business. Unless otherwise prescribed herein or in the Articles of Incorporation of the Company, action of the Board of Directors shall be by majority vote of the Directors present. The compensation of Directors shall be determined by the Board of Directors.


                                   ARTICLE III
                                   COMMITTEES


         The Board of Directors may by resolution designate two or more Directors to constitute an executive committee or other committees, which committees shall have and may exercise all such authority of the Board of Directors as shall be provided in such resolution, subject to such limitations as are provided under Section 33-753 of the Connecticut General Statutes, as it may be amended from time to time.

         The  Board  of  Directors  may by  resolution  designate  one  or  more
Directors as alternate members of such committees who may replace any absent member at any meeting of such committees upon such notice and in such manner as may be provided in the resolution designating such alternate members.


                                   ARTICLE IV
                                    OFFICERS

         There shall be a President and there may be a Chairman of the Board, each elected by the Board of Directors from their own number. The President shall be the chief executive officer and responsible under the direction of the Board of Directors for the supervision, management and active control of the affairs and properties of the Company.

         The Board of Directors may also elect a Corporate Secretary, a Treasurer, one or more Executive Vice Presidents and Senior Vice Presidents.

         The President shall appoint such other Officers as may be required for the prompt and orderly transaction of the business of the Company.

          Any elected Officer may be removed at the pleasure of the Directors and any appointed Officer may also be removed by the President.

         The Officers shall be subject to the direction of and shall have such authority and perform such duties as may be assigned from time to time by the Board of Directors or the President.

                                    ARTICLE V
                                   AMENDMENTS

         These bylaws may be altered, amended, added to or repealed by a majority of the entire Board of Directors at any meeting of said Board, provided that notice thereof shall have been given in the notice of such meeting.


STATE OF CONNECTICUT,
                               ss.               Hartford, CT..............19
COUNTY OF HARTFORD.

         The foregoing is a true copy of the bylaws of HSB Group, Inc.

                                           Attest:____________________________
                                                   Corporate Secretary